UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 12, 2013

CHYRON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	01-09014	11-2117385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Hub Drive
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 845-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 12, 2013, Chyron Corporation (the “Company”) received a letter from The Nasdaq Stock Market (“NASDAQ”) notifying the Company that it is no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the NASDAQ Global Market (the “Notice”). NASDAQ Listing Rule 5450(b)(1)(A) requires companies listed on the NASDAQ Global Market to maintain a minimum of $10,000,000 in stockholders’ equity. As disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on March 8, 2013, the Company’s stockholders’ equity as of December 31, 2012 did not meet this requirement.

The Notice does not result in the immediate delisting of the Company’s common stock from the NASDAQ Global Market. Rather, in accordance with NASDAQ Listing Rules, the Company has 45 calendar days from the date of the Notice, or until April 26, 2013, to submit to NASDAQ a plan to regain compliance with this continued listing requirement. NASDAQ will decide whether to accept such plan, considering criteria such as the likelihood that the plan will result in compliance with NASDAQ’s continued listing criteria, the Company’s past compliance history, the reasons for the Company’s current non-compliance, other corporate events that may occur within the review period, the Company’s overall financial condition, and the Company’s public disclosures. If the plan is accepted, NASDAQ may grant the Company an extension of up to 180 calendar days from the date of the Notice for the Company to provide evidence of compliance.

If NASDAQ does not accept the Company’s plan, the Company may apply to transfer the listing of its common stock to the NASDAQ Capital Market (which has a lower stockholders’ equity requirement for continued listing) if it satisfies all of the criteria for initial listing on the NASDAQ Capital Market. If the Company does not transfer its common stock to the NASDAQ Capital Market, NASDAQ will notify the Company that its common stock is subject to delisting. At that time, the Company may appeal the delisting determination to a NASDAQ Hearings Panel.

The Company presently intends to submit a plan to NASDAQ to regain compliance with the NASDAQ Listing Rules, but there can be no assurance NASDAQ will accept the Company’s plan. A primary element of the Company’s plan will be to note the potential for a positive impact on the Company’s stockholders’ equity from the combination of its financial results with those of Hego Aktiebolag (“Hego”), pursuant to a transaction announced on March 11, 2013. In that transaction, an indirect wholly-owned subsidiary of Chyron will purchase all of the outstanding capital stock of Hego. Hego is a global graphics services company based in Stockholm, Sweden that develops real-time graphics products and tools for the broadcast and sports industries. The transaction is expected to close in the second quarter of 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHYRON CORPORATION

Date: March 13, 2013	By:	/s/ Jerry Kieliszak
	Name:	Jerry Kieliszak
	Title:	Senior Vice President and
Chief Financial Officer